Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 13, 2022, with respect to the consolidated financial statements of Alvarium Investments Limited, incorporated herein by reference.

/s/ KPMG LLP
KPMG LLP

London, United Kingdom

March 23, 2023